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                                                                     EXHIBIT 5.6

                                                                January 21, 1997


Bankers Trust New York Corporation
280 Park Avenue
New York New York 10017

        Re: Registration Statement on Form S-3
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Dear Sirs:

I am a Managing Director and Counsel of Bankers Trust Company and as such I have acted as counsel for Bankers Trust New York Corporation (the "Corporation") in connection with the preparation of a Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on the date hereof (the
"Registration Statement"). Pursuant to the Registration Statement, $580,000,000 aggregate principal amount (if indebtedness is issued at original issue discount, such higher principal amount as may be sold for an initial public offering price of up to $580,000,000) of the Corporation's senior and subordinated debentures (collectively the "Debt Securities") issuable under an Indenture, dated as of November 1, 1991, as amended by the First Supplemental Indenture, dated as of September 1, 1993 (as so supplemented, the "Senior Indenture"), between the Corporation and The Chase Manhattan Bank (National Association), as Trustee, and an Indenture dated as of April 1, 1991, as amended by the First Supplemental Indenture, dated as of January 15, 1993 (as so supplemented, the "Subordinated Indenture"), between the Corporation and Marine Midland Bank, as Trustee, (the Senior Indenture and the Subordinated Indenture, collectively, the "Indentures"), are being registered for offering and sale as more fully described in the Registration Statement. I am familiar with the actions taken and to be taken in connection with the proposed issue and sale by the Corporation of the Debt Securities, including the preparation of and filing with the Securities and Exchange Commission of the Registration Statement with respect to the Debt Securities, the adoption by the Board of Directors of the Corporation of appropriate resolutions authorizing the issuance of the Debt
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Securities and the execution and delivery of the Indentures and the underwriting agreement substantially in the form filed as exhibits to the Registration Statement, and I have reviewed such other corporate records, certificates and other documents and such question of law, as I have deemed necessary or appropriate in connection with this opinion.

Based upon the foregoing, I am of the opinion that the Corporation has been duly incorporated and is validly existing under the laws of the State of New York. Also based upon the foregoing, I am further of the opinion that the Senior Indenture and Subordinated Indenture have been duly authorized, executed and delivered and constitute valid and legally binding agreements of the Corporation (except as (i) the validity and enforceability thereof may be limited by any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application affecting creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability), and, when the terms of such Debt Securities and of their issuance and sale have been duly authorized by corporate action and such Debt Securities have been duly executed, authenticated and delivered in accordance with the relevant Indentures and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplement relating to such Debt Securities, such Debt Securities will be legal, valid and binding obligations of the Corporation (except as (i) the validity and enforceability thereof may be limited by any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application affecting creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability) and entitled to the benefits of the relevant Indenture.


I hereby consent to the reference to me and to the use of my name under the caption "Validity of Offered Securities" in the Prospectus forming part of the Registration Statement. I do not admit in giving this consent that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/s/Gordon S. Calder, Jr.

Gordon S. Calder, Jr.
Managing Director and Counsel